EUROGAS, INC.




                         Maximum Offering:  $30,000,000



 This offering consists of 30,000 shares of the Company's Series B Convertible
            Preferred Stock,  $1,000 per share convertible into the
                             Company's Common Stock.







                             SUBSCRIPTION AGREEMENT















                            SUBSCRIPTION PROCEDURES


     The Series B Convertible Preferred Stock of EuroGas, Inc. (the "Company" or "Seller") is being offered for $1,000 per share (the "Shares"). The Shares will be transferable to the extent that any such transfer is permitted by law. This offering is being made in accordance with the exemptions from registration provided for under Section 4(2) of the Securities Act of 1933, as amended (the "Act") and Rule 506 of Regulation D promulgated under the Act (the "Regulation D Offering").

     In order to purchase Shares, each subscriber (the "Investor") must complete and execute a questionnaire (the "Investor Questionnaire"), a subscription agreement (the "Subscription Agreement"), and an Internal Revenue Service Form W-9 or other appropriate form as may be applicable. In addition, the Investor must make a payment to an escrow fund of $1,000 per share of Series B Convertible Preferred Stock subscribed for. All subscriptions are subject to acceptance by the Company, which shall not occur until the Company has returned the Company Signature Page and the stock certificate representing the Shares purchased to the Investor.

     The Investor Questionnaire is designed to enable the Investor to demonstrate the minimum legal requirements under federal and state securities laws to purchase the Shares. The Signature Page for the Investor Questionnaire and the Subscription Agreement contain representations relating to the subscription and should be reviewed carefully by each Investor.

     Also included is an Internal Revenue Service Form W-9: "Request for Taxpayer Identification Number and Certification" for U.S. citizens or residents of the U.S. for U.S. federal income tax purposes only. (Foreign investors should consult their tax advisors regarding the need to complete Internal Revenue Service Form W-9 and any other forms that may be required).

     If you are a foreign person or foreign entity, you may be subject to a withholding tax equal to 30% of any dividends paid by the Company. In order to eliminate or reduce such withholding tax you must submit a properly executed I.R.S. Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States) or I.R.S. Form 1001 (Ownership Exemption or Reduced Trade Certificate), claiming exemption from withholding or eligibility for treaty benefits in the form of a lower rate of withholding tax on interest or dividends.

     Payment  must be made by wire transfer as provided below:

     Immediately available funds should be sent via wire transfer to the escrow account stated below and the completed Investor Questionnaire, Subscription Agreement, and a Form W-9 or other appropriate form should be forwarded to the Escrow Agent. Your subscription funds will be deposited into a non-interest bearing escrow account of Joseph B. LaRocco, Esq., Escrow Agent, at First Union Bank of Connecticut, Stamford, Connecticut. In the event of a termination of the Offering or the rejection of a subscription, subscription funds will be returned without interest or charges. The wire instructions are as follows:

     First Union Bank of Connecticut
     Executive Office
     300 Main Street, P. O. Box 700
     Stamford, CT  06904-0700

     ABA #:         021101108
     Swift #:       FUNBUS33
     Account #:     20000-2072298-4
     Acct.Name:     Joseph B. LaRocco, Esq.  Trustee Account


THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SUCH LAWS. THE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER SUCH LAWS PURSUANT TO REGISTRATION OR AN EXEMPTION THEREFROM. THE SECURITIES HAVE NOT BEEN APPROVED
OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THE OFFERING MATERIALS. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.


                             SUBSCRIPTION AGREEMENT

To:  EUROGAS, INC.

     This Subscription Agreement is made between EUROGAS, INC., a Utah corporation, (the "Company" or "Seller"), and the undersigned prospective purchaser ("Purchaser") who is subscribing hereby for the Company's Series B Convertible Preferred Stock (the "Shares"), at a purchase price of $1,000 per share. The Shares being offered will be separately transferable, to the extent that any such transfer is permitted by law. The conversion terms of the Shares are set forth in Section 4 and the form of Notice of Conversion is attached hereto as Exhibit A. This subscription is submitted to you in accordance with and subject to the terms and conditions described in this Subscription Agreement
dated May    , 1998, together with any Exhibits thereto, relating to an offering
(the "Offering") of 30,000 Shares. The offering (the "Regulation D Offering") is limited to accredited investors and is made in accordance with the exemptions from registration provided for under Section 4(2) of the Securities Act of 1933, as amended (the "Act"), and Rule 506 of Regulation D promulgated under the Act ("Regulation D").

1.   SUBSCRIPTION.

     (a) The undersigned hereby irrevocably subscribes for and agrees to purchase up to 30,000 Shares at a purchase price of $1,000.00 per Share, upon the terms set forth in this Subscription Agreement. The funding shall be provided as follows: $8,000,000, less placement fees, shall be paid over to the Company upon closing on or before May 28, 1998; the Company may request a second funding tranche in the amount of not more than $4,000,000, less placement fees, within the thirty day period after the registration statement covering the resale of the Shares is declared effective and every thirty day period thereafter, as long as at the time of each request, (a) the closing bid price for the Company's common stock is at or above $3.00, (b) the daily trading volume for the Company's common stock on the NASDAQ Electronic Bulletin
Board or a U.S. stock exchange is at or above 75,000 shares during any five trading day period in the preceding 30 days and (c) there is no materially adverse change in the business of the Company. The Shares shall pay a 6% cumulative dividend, payable in arrears at the time of each conversion, in cash or in common stock of the Company, $.001 par value ("Common Stock"), at the Company's option. If paid in Common Stock, the number of shares of the Company's Common Stock to be received shall be determined pursuant to Section 4(d) hereof. If the dividend is to be paid in cash, the Company shall make such payment within 5 business days of the conversion payment date. If the dividend is to be paid in Common Stock, said Common Stock shall be delivered to the Purchaser, or per Purchaser's instructions, within 10 business days of the conversion date. The Shares are subject to automatic conversion at the end of two years from the date of issuance at which time all Shares outstanding will be automatically converted based upon the formula set forth in this Section 4(d). The closing for the initial tranche of $8,000,000 shall be deemed to have occurred on the date all $8,000,000 of the funds, less placement fees, are received by the Company (the "Closing Date"). Each subsequent tranche will require the execution of another Subscription Agreement and the issuance of the requisite number of Shares by the Company to the Purchaser.

     (b) Upon receipt by the Company of the requisite payment for the Shares being purchased, the Shares so purchased will be forwarded by the Escrow Agent, Joseph B. LaRocco, to the Purchaser and the name of such Purchaser will be registered on the Preferred Stock transfer books of the Company as the record owner of such Shares. The Escrow Agent shall not be liable for any action taken or omitted by him in good faith and in no event shall the Escrow Agent be liable or responsible except for the Escrow Agent's own gross negligence or willful misconduct. The Escrow Agent has made no representations or warranties in connection with this transaction and has not been involved in the negotiation of the terms of this Agreement or any matters relative thereto. Seller and Purchaser each agree to indemnify and hold harmless the Escrow Agent from and with respect to any suits, claims, actions or liabilities arising in any way out of this transaction including the obligation to defend any legal action brought which in any way arises out of or is related to this Agreement, except that Seller and Purchaser will not indemnify the Escrow Agent for his gross negligence or willful misconduct. The Escrow Agent is not rendering securities advice to anyone with respect to this proposed transaction; nor is the Escrow Agent opining on the compliance of the proposed transaction under applicable securities law.

2.   REPRESENTATIONS AND WARRANTIES.

     The undersigned hereby represents and warrants to, and agrees with, the Company as follows:

          (a) The undersigned has been furnished with, and has carefully read the applicable form of Registration Rights Agreement annexed hereto as Exhibit B (the "Registration Rights Agreement"), and the Designation of the Rights, Privileges and Preferences of the Series B Convertible Preferred stock annexed hereto as Exhibit F (the "Series B Convertible Preferred Stock Designation") and is familiar with and understands the terms of the Offering. With respect to tax and other economic considerations involved in his investment, the undersigned is not relying on the Company. The undersigned has carefully considered and has, to the extent the undersigned believes such discussion necessary, discussed with the undersigned's professional legal, tax, accounting and financial advisors the suitability of an investment in the Company, by purchasing the Shares, for the undersigned's particular tax and financial situation and has determined that the investment being made by the undersigned is a suitable investment for the undersigned.

          (b) The undersigned acknowledges that all documents, records, and books pertaining to this investment which the undersigned has requested have been made available for inspection by the undersigned.

          (c) The undersigned has had a reasonable opportunity to ask questions of and receive answers from a person or persons acting on behalf of the Company concerning the Offering and all such questions have been answered to the full satisfaction of the undersigned.

          (d) The undersigned will not sell or otherwise transfer the Shares or the shares issued upon conversion of the Shares without registration under the Act or applicable state securities laws or compliance with an exemption therefrom. The Shares have not been registered under the Act or under the securities laws of any state. Resales of the Common Stock underlying the Shares or issued in payment of dividends on the Shares are to be registered by the Company pursuant to the terms of the Registration Rights Agreement attached hereto as Exhibit B and incorporated herein and made a part hereof. The undersigned represents that the undersigned is purchasing the Shares for the undersigned's own account, for investment and not with a view to resale or distribution except in compliance with the Act. The undersigned has not offered or sold any portion of the Shares being acquired nor does the undersigned have any present intention of dividing the Shares with others or of selling, distributing or otherwise disposing of any portion of the Shares either currently or after the passage of a fixed or determinable period of time or upon the occurrence or non-occurrence of any predetermined event or circumstance in violation of the Act. Except as provided in the Registration Rights Agreement, the Company has no obligation to register the Shares.

          (e) The undersigned recognizes that an investment in the Shares involves substantial risks, including loss of the entire amount of such investment. Further, the undersigned has carefully read and considered the schedule entitled Pending Litigation matters attached hereto as Exhibit C.

          (f) The undersigned acknowledges that each certificate representing the Shares (and the shares of Common Stock issued upon conversion of the Shares) or in payment of dividends on the Shares shall be stamped or otherwise imprinted with a legend substantially in the following form:

          THE SECURITIES EVIDENCED BY THIS CERTIFICATE MAY NOT BE OFFERED OR SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT (i) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (ii) TO THE EXTENT APPLICABLE, PURSUANT TO RULE 144 UNDER THE ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER SUCH ACT.

          NOTWITHSTANDING THE FOREGOING, THE COMMON STOCK INTO WHICH THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE CONVERTIBLE ARE ALSO SUBJECT TO THE REGISTRATION RIGHTS SET FORTH IN EACH OF THAT CERTAIN SUBSCRIPTION AGREEMENT AND REGISTRATION RIGHTS AGREEMENT BY AND BETWEEN THE HOLDER HEREOF AND THE COMPANY, A COPY OF EACH IS ON FILE AT THE COMPANY'S PRINCIPAL EXECUTIVE OFFICE.

          If Purchaser sends a Notice of Conversion and indicates on said notice that the conversion is for an immediate sale, then in such event the Company shall have its transfer agent send Purchaser the appropriate number of shares of Common Stock without restrictive legends and not subject to stop transfer instructions.

          (g) The undersigned acknowledges and agrees that it shall not be entitled to seek any remedies with respect to the Offering from any party other than the Company.

          (h) This Subscription Agreement is executed and delivered on behalf of a corporation, and: (i) such corporation has the full legal right and power and all authority and approval required (a) to execute and deliver, or authorize execution and delivery of, this Subscription Agreement and all other instruments (including, without limitation, the Registration Rights Agreement) executed and delivered by or on behalf of such corporation in connection with the purchase of the Shares and (b) to purchase and hold the
     Shares: (ii) the signature of the party signing on behalf of such corporation is binding upon such corporation; and (iii) such corporation has not been formed for the specific purpose of acquiring the Shares, unless each beneficial owner of such entity is qualified as an accredited investor within the meaning of Rule 501(a) of Regulation D and has submitted information substantiating such individual qualification.

          (i) The undersigned shall indemnify and hold harmless the Company and each stockholder, executive, employee, representative, affiliate, officer, director or control person of the Company, who is or may be a party or is or may be threatened to be made a party to any threatened, pending or contemplated action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of or arising from any actual or alleged misrepresentation or misstatement of facts or omission to represent or state facts made or alleged to have been made by the undersigned to the Company or omitted or alleged to have been omitted by the undersigned, concerning the undersigned or the undersigned's subscription for and purchase of the Shares or the undersigned's authority to invest or financial position in connection with the Offering, including, without limitation, any such misrepresentation, misstatement or omission contained in this Subscription Agreement, the Questionnaire or any other document submitted by the undersigned, against losses, liabilities and expenses for which the Company, or any stockholder, executive, employee, representative, affiliate, officer, director or control person of the Company has not otherwise been reimbursed (including attorneys' fees and disbursements, judgments, fines and amounts paid in settlement) actually and reasonably incurred by the Company, or such officer, director stockholder, executive, employee, representative, affiliate or control person in connection with such action, suit or proceeding.

          (j) The undersigned is not subscribing for the Shares as a result of, or pursuant to, any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or meeting.

          (k) The undersigned or the undersigned's representatives, as the case may be, has such knowledge and experience in financial, tax and business matters so as to enable the undersigned to utilize the information made available to the undersigned in connection with the Offering to evaluate the merits and risks of an investment in the Shares and to make an informed investment decision with respect thereto.

          (l) The Purchaser is purchasing the Shares for its own account for investment, and not with a view toward the resale or distribution thereof. Purchaser is neither an underwriter of, nor a dealer in, the Shares or the Common Stock issuable upon conversion thereof or upon the payment of dividends thereon and is not participating in the distribution or resale of the Shares or the Common Stock issuable upon conversion or exercise thereof.

     3.   SELLER REPRESENTATIONS.

          (a) Concerning the Securities. The issuance, sale and delivery of the Shares have been duly authorized by all required corporate action on the part of Seller, and when issued, sold and delivered in accordance with the terms hereof and thereof for the consideration expressed herein and therein, will be duly and validly issued and enforceable in accordance with their terms, subject to the laws of bankruptcy and creditors' rights generally. At least 10,000,000 shares of Common Stock issuable upon conversion of the Shares have been duly and validly reserved for issuance and, upon issuance shall be duly and validly issued, fully paid, and non-assessable (the "Reserved Shares").

     Prior to conversion of all the Shares, if at anytime the conversion of all the Shares outstanding results in an insufficient number of Reserved Shares being available to cover all the conversions and exercises, or requires shareholder approval pursuant to a rule of a stock exchange on which the common stock is traded, then in such event, the Company will move to call and hold a shareholder's meeting within 60 days of such event for the sole purpose of authorizing additional Common Stock to facilitate the conversions or meeting the requirements of such rule. In such an event the Company shall: (1) recommend to its current or future officers, directors and other control people to vote their shares in favor of increasing the authorized number of shares of Common Stock and (2) recommend to all shareholders to vote their shares in favor of increasing the authorized number of shares of Common Stock or approve the transaction as appropriate. Seller represents and warrants that under no circumstances will it deny or prevent Purchaser's right to convert the Shares as permitted under the terms of this Subscription Agreement or the Registration Rights Agreement.

          (b) Authority to Enter Agreement. This Agreement has been duly authorized, validly executed and delivered on behalf of Seller and is a valid and binding agreement in accordance with its terms, subject to general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors' rights generally.

          (c) Non-contravention. The execution and delivery of this Agreement and the consummation of the issuance of the Shares, and the transactions contemplated by this Agreement do not and will not conflict with or result in a breach by Seller of any of the terms or provisions of, or constitute a default under, the articles of incorporation or by-laws of Seller, or any indenture, mortgage, deed of trust, or other material agreement or instrument to which Seller is a party or by which it or any of its properties or assets are bound, or any existing applicable law, rule, or regulation of the United States or any State thereof or any applicable decree, judgment, or order of any Federal or State court, Federal or State regulatory body, administrative agency or other United States governmental body having jurisdiction over Seller or any of its properties or assets which conflict, breach, or default would have a material adverse effect on the Company's financial position.

          (d) Company Compliance. The Company represents and warrants that the Company and its subsidiaries are: (i) in substantial compliance, to the extent applicable, with all reporting obligations under either Section 13(a) or 15(d) of the Securities Exchange Act of 1934; (ii) not in violation of any term or provision of its Certificate of Incorporation or by-laws; (iii) not in default in the performance or observance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any mortgage, deed of trust, indenture or other instrument or agreement to which they are a party, either singly or jointly, by which it or any of their property is bound or subject which would have a material adverse effect on the Company's financial condition, except at set forth in Exhibit C.

          (e) Pending Litigation. Except as otherwise disclosed in Exhibit C, there is (i) no action, suit or proceeding before or by any court, arbitrator or governmental body now pending or, to the knowledge of the Company, threatened or contemplated to which the Company or any of its subsidiaries is or may be a party or to which the business or property of the Company or any of its subsidiaries is or may be bound or subject, (ii) no law, statute, rule, regulation, order or ordinance that has been enacted, adopted or issued by any Governmental Body or that, to the knowledge of the Company, has been proposed by any Governmental Body materially and adversely affecting the Company or any of its subsidiaries, (iii) no injunction, restraining order or order of any nature by a federal, state or foreign court or Governmental Body of competent jurisdiction to which the Company or any of its subsidiaries is subject issued that, in the case of clauses (i), (ii) and (iii) above, (x) is reasonably likely to, singly or in the aggregate, result in a material adverse effect on the business, condition, (financial or otherwise), operations, earnings, performance, properties or prospects of the Company effect, and its subsidiaries taken as a whole or (y) would interfere with or adversely affect the issuance of the Shares reasonably likely to render this Subscription Agreement or the Shares, or any portion thereof, invalid or unenforceable.

          (f) Issuance of the Shares. No action has been taken and no law, statute, rule, regulation, order or ordinance has been enacted, adopted or issued by any Governmental Body that prevents the issuance of the Shares or the Common Stock issuable upon conversion thereof; no injunction, restraining order or order of any nature by a federal or state court of competent jurisdiction has been issued that prevents the issuance of the Shares or the Common Stock issuable upon thereof or suspends the sale of the Shares or the Common Stock issuable upon conversion thereof in any jurisdiction; and no action, suit or proceeding is pending against or, to the best knowledge of the Company, threatened against or affecting, the Company, any of its subsidiaries or, to the best knowledge of the Company, before any court or arbitrator or any Governmental Body that, if adversely determined, would prohibit, interfere with or adversely affect the issuance or marketability of the Shares or the Common Stock issuable upon conversion thereof or render the Subscription Agreement or the Shares, or any portion thereof, invalid or unenforceable.

          (g) The Company shall indemnify and hold harmless the Purchaser and each stockholder, executive, employee, representative, affiliate, officer, director or control person of the Purchaser, who is or may be a party or is or may be threatened to be made a party to any threatened, pending or contemplated action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of or arising from any breach of the representations and warranties made by the Company in this Subscription Agreement, the Questionnaire or any other document submitted by the Company, against losses, liabilities and expenses for which the Purchaser, or any stockholder, executive, employee, representative, affiliate, officer, director or control person of the Purchaser has not otherwise been reimbursed (including attorneys' fees and disbursements, judgments, fines and amounts paid in settlement) actually and reasonably incurred by the Purchaser, or such officer, director stockholder, executive, employee, representative, affiliate or control person in connection with such action, suit or proceeding.

          (h) No Change. Other than filings required by the Blue Sky or federal securities law, no consent, approval or authorization of or designation, declaration or filing with any governmental or other regulatory authority on the part of the Company is required in connection with the valid execution, delivery and performance of this Agreement. Any required qualification or notification under applicable federal securities laws and state Blue Sky laws of the offer, sale and issuance of the Shares, has been obtained on or before the date hereof or will have been obtained within the allowable period thereafter, and a copy thereof will be forwarded to counsel for the Purchaser.

          (i) True Statements. Neither this Agreement nor any of the "Disclosure Documents", as hereinafter defined, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained herein or therein not misleading in the light of the circumstances under which such statements are made.

          (j) The Purchaser has been advised that the Company has not retained any independent professionals to review or comment on this Offering or otherwise protect the interests of the Purchaser. Although the Company has retained its own counsel, neither such counsel nor any other firm, including Joseph B. LaRocco, Esq., has acted on behalf of the Purchaser, and the Purchaser should not rely on the Company's legal counsel or Joseph B. LaRocco, Esq. with respect to any matters herein described.

          (k) There has never been represented, guaranteed, or warranted to the undersigned by any broker, the Company, its officers, directors or agents, or employees or any other person, expressly or by implication
(i) the percentage of profits and/or amount of or type of consideration, profit or loss to be realized, if any, as a result of the Company's operations; and (ii) that the past performance or experience on the part of the management of the Company, or of any other person, will in any way result in the overall profitable operations of the Company.

          (l) Prior Financing Under Regulation S or Regulation D No other financings other than as disclosed in the Company's Form 10-K for December 31, 1997, have been conducted by the Company since January 1, 1997.

          (m) Current Authorized Shares. As of March 18, 1998, there were 325,000,000 authorized shares of Common Stock of which approximately 78,133,934 shares of Common Stock were deemed issued and outstanding on a fully diluted basis.

          (n) Disclosure Documents. The Disclosure Documents are all the documents (other than preliminary materials) that the Company has been required to file with the SEC from December 31, 1997, to the date hereof.
As of their respective dates, except as set forth on Exhibit C hereto, none of the Disclosure Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and no material event has occurred since the Company's filing on Form 10-Q for the three months ended
March 31, 1998, which could make any of the disclosures contained therein misleading. The financial statements of the Company included in the Disclosure Documents have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited financial statements, only to normal recurring year-end audit adjustments), and accurately reflect in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as at the dates thereof and the consolidated results of their operations and changes in financial position for the periods then ended.

          (o) Information Supplied. The information supplied by the Company to Purchaser in connection with the offering of the Shares does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements, in the light of the circumstances in which they were made, not misleading. There exists no fact or circumstances which, to the knowledge of the Company, materially and adversely affects the business, properties, assets, or conditions, financial or otherwise, of the Company, which has not been set forth in this Agreement or disclosed in such documents.

          (p) Delivery Instructions. On the Closing Date the Shares being purchased hereunder shall be delivered to Joseph B. LaRocco, Esq. as Escrow Agent, who will simultaneously wire to the Company the funds being held in escrow, less placement fees of 7.5%, at which time the Escrow Agent shall then have the Shares delivered to the Purchaser, per the Purchaser's instructions. The placement agent shall also receive 50,000 shares of the Company's restricted Common Stock with piggyback registration rights in any other registration statement to be filed by the Company.

          (q) Non-contravention. The execution and delivery of this Agreement by the Company, the issuance of the Shares, and the consummation by the Company of the other transactions contemplated by this Agreement, do not and will not conflict with or result in a breach by the Company of any of the terms or provisions of, or constitute a default under, the (i) certificate of incorporation or by-laws of the Company, (ii) any indenture, mortgage, deed of trust, or other material agreement or instrument to which the Company is a party or by which it or any of its properties or assets are bound, (iii) any material existing applicable law, rule, or regulation or any applicable decree, judgment, or (iv) order of any court, United States federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over the Company or any of its properties or assets, except such conflict, breach or default which would not have a material adverse effect on the transactions contemplated herein and such agreements as are already the subject of litigation as identified on Exhibit C.

          (r) No Default. Except as set forth in the Company's reports on form 10-K for the twelve months ending December 31, 1997 and Form 10Q for the quarter ended March 31, 1998, the Company is not in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust or other material instrument or agreement to which it is a party or by which it or its property is bound, and neither the execution of, nor the delivery by the Company of, nor the performance by the Company of its obligations under, this Agreement or the issuance of the Shares, will conflict with or result in the breach or violation of any of the terms or provisions of, or constitute a default or result in the creation or imposition of any lien or charge on any assets or properties of the Company under, (i) any material indenture, mortgage, deed of trust or other material agreement applicable to the Company or instrument to which the Company is a party or by which it is bound, (ii) any statute applicable to the Company or its property, (iii) the Certificate of Incorporation or By-Laws of the Company, (iv) any decree , judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company regulation of any court or governmental agency or body having jurisdiction over the Company or its properties, or (v) the Company's listing agreement for its Common Stock.

          (s) Use of Proceeds. The Company represents that the net proceeds of this Offering will be used for working capital.

4.   TERMS OF CONVERSION.

          (a) Shares. Upon the Company's receipt of a facsimile or original of Purchaser's signed Notice of Conversion, the Company shall instruct its transfer agent to issue one or more Certificates representing that number of shares of Common Stock into which the Shares are convertible in accordance with the provisions regarding conversion set forth in Exhibit A hereto. The Seller's transfer agent or attorney shall act as Registrar and shall maintain an appropriate ledger containing the necessary information with respect to each Share.

          (b) Conversion Date. Such conversion shall be effectuated by surrendering to the Company, or its attorney, the Shares to be converted together with a facsimile or original of the signed Notice of Conversion which evidences Purchaser's intention to convert those Shares indicated. The date on which the Notice of Conversion is effective ("Conversion Date") shall be deemed to be the date on which the Purchaser has delivered to the Company a facsimile or original of the signed Notice of Conversion, as long as the original Shares to be converted are received by the Company or its designated attorney within 3 business days thereafter. As long as the Shares to be converted are received by the Company within 3 business days after it receives a facsimile or original of the signed Notice of Conversion, the Company shall deliver to the Purchaser, or per the Purchaser's instructions, the shares of Common Stock, with restrictive legends as set forth in this Agreement, within 5 business days of receipt of the Shares to be converted.

          (c) Common Stock to be Issued. Upon the conversion of any Shares and upon receipt by the Company or its attorney of a facsimile or original of Purchaser's signed Notice of Conversion (See Exhibit A), Seller shall instruct Seller's transfer agent to issue Stock Certificates with restrictive legends as set forth in this Agreement in the name of Purchaser (or its nominee) and in such denominations to be specified at conversion representing the number of shares of Common Stock issuable upon such conversion, as applicable. Seller warrants that no instructions, other than these instructions, have been given or will be given to the transfer agent and that the Common Stock shall otherwise be freely transferable on the books and records of Seller.

          (d) Conversion Rate. At anytime after the Closing Date the Purchaser will have the right to convert the Shares, representing the initial funding tranche of $8,000,000 into Common Stock of the Company at the lesser of (a) 80% of the five day average closing bid price, as reported by Bloomberg, LP, for the Company's Common Stock for the five trading days immediately preceding the Conversion Date or (b) 125% of the five day average closing bid price, as reported by Bloomberg, LP, for the Company's Common Stock for the five trading day period preceding the Closing Date. Anytime after the Closing Date of a subsequent funding tranche the Purchaser will have the right to convert the Shares, representing that subsequent funding tranche, into Common Stock of the Company at the lesser of (a) 85% of the five day average closing bid price, as reported by Bloomberg, LP, for the Company's Common Stock for the five trading days immediately preceding the Conversion Date or (b) 125% of the five day average closing bid price, as reported by Bloomberg, LP, for the Company's Common Stock for the five trading day period preceding the Closing Date of that subsequent funding tranche. No fractional shares or scrip representing fractions of shares will be issued on conversion, but the number of shares issuable shall be rounded up or down, as the case may be, to the nearest whole share.

          The Shares are subject to mandatory conversion twenty-four (24) months after issuance, at which time all Shares outstanding will be automatically converted, upon the terms set forth in this section ("Mandatory Conversion Date").

          (e) Nothing contained in this Subscription Agreement shall be deemed to establish or require the payment of interest to the Purchaser at a rate in excess of the maximum rate permitted by governing law. In the event that the rate of interest required to be paid exceeds the maximum rate permitted by governing law, the rate of interest required to be paid thereunder shall be automatically reduced to the maximum rate permitted under the governing law and such excess shall be returned with reasonable promptness by the Purchaser to the Company.

          (f) It shall be the Company's responsibility to take all necessary actions and to bear all such costs to issue certificates for the Common Stock as provided herein, including the responsibility and cost for delivery of an opinion letter to the transfer agent, if so required. The person in whose name the certificate of Common Stock is to be registered shall be treated as a shareholder of record on and after the conversion date. Upon surrender of any Shares that are to be converted in part, the Company shall issue to the Purchaser new certificates representing Shares equal to the unconverted amount, if so requested by Purchaser.

          (g) In the event the Common Stock is not delivered per the written instructions of the Purchaser, within 7 (seven) business days after the Conversion Date and delivery of the certificate representing the Shares to be converted then in such event the Company shall pay to Purchaser one percent (1%) in cash, of the dollar value of the Shares being converted per each day after the fifth business day following the Conversion Date that the Common Stock is not delivered.

     The Company acknowledges that its failure to deliver the Common Stock within 10 business days after the Conversion Date will cause the Purchaser to suffer damages in an amount that will be difficult to ascertain. Accordingly, the parties agree that it is appropriate to include in this Agreement a provision for liquidated damages. The parties acknowledge and agree that the liquidated damages provision set forth in this section represents the parties' good faith effort to qualify such damages and, as such, agree that the form and amount of such liquidated damages are reasonable and will not constitute a penalty. The payment of liquidated damages shall not relieve the Company from its obligations to deliver the Common Stock pursuant to the terms of this Agreement.

     To the extent that the failure of the Company to issue the Common Stock pursuant to this Section 4 is due to the unavailability of authorized but unissued shares of Common Stock, the provisions of this Section 4(g) shall not apply but instead the provisions of Section 4(h) shall apply.

     The Company shall make any payments incurred under this Section 4(g) in immediately available funds within ten (10) business days from the date of issuance of the applicable Common Stock. Nothing herein shall limit a Purchaser's right to pursue actual damages or cancel the conversion for the Company's failure to issue and deliver Common Stock to the Purchaser within ten (10) business days after the Conversion Date.

          (h) The Company shall at all times reserve and have available all Common Stock necessary to meet conversion of the Shares by all Purchasers of the entire amount of Shares then outstanding. If, at any time Purchaser submits a Notice of Conversion and the Company does not have sufficient authorized but unissued shares of Common Stock available to effect, in full, a conversion of the Shares (a "Conversion Default", the date of such default being referred to herein as the "Conversion Default Date"), the Company shall issue to the Purchaser all of the shares of Common Stock which are available, and the Notice of Conversion as to any Shares requested to be converted but not converted (the "Unconverted Shares"), upon Purchaser's sole option, may be deemed null and void. The Company shall provide notice of such Conversion Default ("Notice of Conversion Default") to all existing Purchasers of outstanding Shares, by facsimile, within five (5) business days of such default (with the original delivered by overnight or two day courier), and the Purchaser shall give notice to the Company by facsimile within five business days of receipt of the original Notice of Conversion Default (with the original delivered by overnight or two day courier) of its election to either nullify or confirm the Notice of Conversion.

     The Company agrees to pay to all Purchasers of outstanding Shares payments for a Conversion Default ("Conversion Default Payments") in the amount of (N/365) x (.24) x the initial issuance price of the outstanding and/or tendered but not converted Shares held by each Purchaser where N = the number of days from the Conversion Default Date to the date (the "Authorization Date") that the Company authorizes a sufficient number of shares of Common Stock to effect conversion of all remaining Shares. The Company shall send notice ("Authorization Notice") to each Purchaser of outstanding Shares that additional shares of Common Stock have been authorized, the Authorization Date and the amount of Purchaser's accrued Conversion Default Payments. The accrued Conversion Default shall be paid in cash or shall be convertible into Common Stock at the Conversion Rate, at the Purchaser's option, payable as follows:
(i) in the event Purchaser elects to take such payment in cash, cash payments shall be made to such Purchaser of outstanding Shares by the fifth day of the following calendar month, or (ii) in the event Purchaser elects to take such payment in stock, the Purchaser may convert such payment amount into Common Stock at the conversion rate set forth in section 4(d) at anytime after the 5th day of the calendar month following the month in which the Authorization Notice was received, until the expiration of the mandatory 24 month conversion period.

     The Company acknowledges that its failure to maintain a sufficient number of authorized but unissued shares of Common Stock to effect in full a conversion of the Shares will cause the Purchaser to suffer damages in an amount that will be difficult to ascertain. Accordingly, the parties agree that it is appropriate to include in this Agreement a provision for liquidated damages.
The parties acknowledge and agree that the liquidated damages provision set forth in this section represents the parties' good faith effort to quantify such damages and, as such, agree that the form and amount of such liquidated damages are reasonable and will not constitute a penalty. The payment of liquidated damages shall not relieve the Company from its obligations to deliver the Common Stock pursuant to the terms of this Agreement.

     Nothing herein shall limit the Purchaser's right to pursue actual damages or cancel the conversion for the Company's failure to maintain a sufficient number of authorized shares of Common Stock.

          (i) The Company shall furnish to Purchaser such number of prospectuses and other documents incidental to the registration of the shares of Common Stock underlying the Shares and the shares of Common Stock issuable in payment of dividends on the Shares, including any amendment of or supplements thereto.

5.   OPINION LETTER/BOARD RESOLUTION

     Prior to or on the Closing Date the Company shall deliver to the Escrow Agent an opinion letter signed by counsel for the Company in the form attached hereto as Exhibit D. Also, prior to or on the Closing Date the Company shall deliver to the Escrow Agent a signed Board Resolution authorizing this offering, which shall be attached hereto as Exhibit E.

6.   DELIVERY INSTRUCTIONS.

     The Shares being purchased hereunder shall be delivered to Joseph B. LaRocco, Esq. as Escrow Agent, who will hold them in escrow until funds have been wired to the Company at which time the Escrow Agent shall then have the Shares delivered to the Purchaser, per the Purchaser's instructions.

7.   UNDERSTANDINGS.

     The undersigned understands, acknowledges and agrees with the Company as follows:

FOR ALL SUBSCRIBERS:

     (a) This Subscription may be rejected, in whole or in part, by the Company in its sole and absolute discretion at any time before the date set for closing unless the Company has given notice of acceptance of the undersigned's subscription by signing this Subscription Agreement and delivering it to Purchaser or the Escrow Agent.

     (b) No U.S. federal or state agency or any agency of any other jurisdiction has made any finding or determination as to the fairness of the terms of the Offering for investment nor any recommendation or endorsement of the Shares or the Company.

     (c) The representations, warranties and agreements of the undersigned and the Company contained herein shall be true and correct in all material respects on and as of the date of the sale of the Shares as if made on and as of such date and shall survive the execution and delivery of this Subscription Agreement and the purchase of the Shares.

     (d) IN MAKING AN INVESTMENT DECISION, PURCHASERS MUST RELY ON THEIR OWN EXAMINATION OF THE COMPANY AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THE SHARES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     (e) The Offering is intended to be exempt from registration under the Securities Act by virtue of Section 4(2) of the Securities Act and the provisions of Regulation D thereunder, which is in part dependent upon the truth, completeness and accuracy of the statements made by the undersigned herein and in the Questionnaire.

     (f) It is understood that in order not to jeopardize the Offering's exempt status under Section 4(2) of the Securities Act and Regulation D, any transferee may, at a minimum, be required to fulfill the investor suitability requirements thereunder.

     (g) THE SHARES MAY NOT BE TRANSFERRED, RESOLD OR OTHERWISE DISPOSED OF EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. PURCHASERS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

8.   SUBMISSION TO JURISDICTION

     (a) Forum Selection and Consent to Jurisdiction. Any litigation based thereon, or arising out of, under, or in connection with, this Agreement or any course of conduct, course of dealing, statements (whether oral or written) or actions of the Company or Purchaser shall be brought and maintained exclusively in the courts of the state of New York. The Company hereby expressly and irrevocably submits to the jurisdiction of the state and federal Courts of the state of New York for the purpose of any such litigation as set forth above and irrevocably agrees to be bound by any final judgment rendered thereby in connection with such litigation. The Company further irrevocably consents to the service of process by registered mail, postage prepaid, or by personal service within or without the State of New York. The Company hereby expressly and irrevocably waives, to the fullest extent permitted by law, any objection which it may have or hereafter may have to the laying of venue of any such litigation brought in any such court referred to above and any claim that any such litigation has been brought in any inconvenient forum. To the extent that the Company has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) with respect to itself or its property. The Company hereby irrevocably waives such immunity in respect of its obligations under this agreement and the other loan documents.

     (b) Waiver of Jury Trial. The Purchaser and the Company hereby knowingly, voluntarily and intentionally waive any rights they may have to a trial by jury in respect of any litigation based hereon, or arising out of, under, or in connection with, this agreement, or any course of conduct, course of dealing, statements (whether oral or written) or actions of the Purchaser or the Company. The Company acknowledges and agrees that it has received full and sufficient consideration for this provision and that this provision is a material inducement for the Purchaser entering into this agreement.

     (c) Submission To Jurisdiction. Any legal action or proceeding in connection with this Agreement or the performance hereof may be brought in the state and federal courts located in New York, and the parties hereby irrevocably submit to the non-exclusive jurisdiction of such courts for the purpose of any such action or proceeding.

9.   MISCELLANEOUS.

     (a) All pronouns and any variations thereof used herein shall be deemed to refer to the masculine, feminine, impersonal, singular or plural, as the identity of the person or persons may require.

     (b) Neither this Subscription Agreement nor any provision hereof shall be waived, modified, changed, discharged, terminated, revoked or canceled, except by an instrument in writing signed by the party effecting the same against whom any change, discharge or termination is sought.

     (c) Notices required or permitted to be given hereunder shall be in writing and shall be deemed to be sufficiently given when personally delivered or sent by facsimile transmission: (i) if to the Company, at it's executive offices or (ii) if to the undersigned, at the address for correspondence set forth in the Questionnaire, or at such other address as may have been specified by written notice given in accordance with this paragraph 9(c).

     (d) This Subscription Agreement shall be enforced, governed and construed in all respects in accordance with the laws of the State of Utah, as such laws are applied by Utah courts to agreements entered into, and to be performed in, Utah by and between residents of Utah, and shall be binding upon the undersigned, the undersigned's heirs, estate, legal representatives, successors and assigns and shall inure to the benefit of the Company, its successors and assigns. If any provision of this Subscription Agreement is invalid or unenforceable under any applicable statue or rule of law, then such provisions shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof that may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

     (e) This Subscription Agreement, together with Exhibits A, B, C, D, E and F attached hereto and made a part hereof, constitute the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by both parties hereto.

     (f) This Agreement may be executed in counterparts, and the facsimile transmission of an executed counterpart to this Agreement shall be effective as an original.

10.  SIGNATURE.

     The signature of this Subscription Agreement is contained as part of the applicable Subscription Package, entitled "Signature Page."



                                 EUROGAS, INC.
                           CORPORATION QUESTIONNAIRE

     Investor Name: Thomson Kernaghan & Co., Ltd.


     The information contained in this Questionnaire is being furnished in order to determine whether the undersigned CORPORATION'S Subscription to purchase the Shares described in the Subscription Agreement may be accepted.

     ALL INFORMATION CONTAINED IN THIS QUESTIONNAIRE WILL BE TREATED CONFIDENTIALLY. The undersigned CORPORATION understands, however, that the Company may present this Questionnaire to such parties as it deems appropriate if called upon to establish that the proposed offer and sale of the Shares is exempt from registration under the Securities Act of 1933, as amended. Further, the undersigned CORPORATION understands that the Offering is required to be reported to the Securities and Exchange Commission and to various state securities and "blue sky" regulators.

     IN ADDITION TO SIGNING THE SIGNATURE PAGE, THE UNDERSIGNED CORPORATION MUST COMPLETE FORM W-9 ATTACHED HERETO.

I.   PLEASE CHECK EACH OF THE STATEMENTS BELOW THAT APPLIES TO THE CORPORATION.

          1. The undersigned CORPORATION: (a) has total assets in excess of $5,000,000; (b) was not formed for the specific purpose of acquiring the Shares and (c) has its principal place of business in Canada.

          2. Each of the shareholders of the undersigned CORPORATION is able to certify that such shareholder meets at least one of the following three conditions:

               (a) the shareholder is a natural person whose individual net worth* or joint net worth with his or her spouse exceeds $1,000,000; or

               (b) the shareholder is a natural person who had an individual income* in excess of $200,000 in each of 1996 and 1997 and who reasonably expects an individual income in excess of $200,000 in 1998; or

               (c) Each of the shareholders of the undersigned CORPORATION is able to certify that such shareholder is a natural person who, together with his or her spouse, has had a joint income in excess of $300,000 in each of 1996 and 1997 and who reasonably expects a joint income in excess of $300,000 during 1998; and the undersigned CORPORATION has its principal place of business in
               ------------------------------.

* For purposes of this Questionnaire, the term "net worth" means the excess of total assets over total liabilities. In determining income, an investor should add to his or her adjusted gross income any amounts attributable to tax-exempt income received, losses claimed as a limited partner in any limited partnership, deductions claimed for depletion, contributions to IRA or Keogh retirement plan, alimony payments and any amount by which income from long-term capital gains has been reduced in arriving at adjusted gross income.

          3.   The undersigned CORPORATION is:

               (a)  a bank as defined in Section 3(a)(2) of the Securities Act;
               or

               (b) a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity; or

               (c) a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; or

               (d) an insurance company as defined in Section 2(13) of the Securities Act; or

               (e) An investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of the Investment Company Act of 1940; or

               (f) a small business investment company licensed by the U.S. Small Business Administration under Section 301 (c) or (d) of the Small Business Investment Act of 1958; or

               (g) a private business development company as defined in Section 202(a) (22) of the Investment Advisors Act of 1940.

II.  OTHER CERTIFICATIONS.

     By signing the Signature Page, the undersigned certifies the following:

     (a) That the CORPORATION'S purchase of the Shares will be solely for the CORPORATION'S own account and not for the account of any other person or entity; and

     (b) that the CORPORATION'S name, address of principal place of business, place of incorporation and taxpayer identification number as set forth in this Questionnaire are true, correct and complete.

III. GENERAL INFORMATION

     (a)  PROSPECTIVE PURCHASER (THE CORPORATION)

Name:  Thomson Kernaghan & Co., Ltd.


Principal Place of Business:  Canada


Address for Correspondence (if different):   365 Bay Street, 10th Floor
                                             (Number and Street)

     Toronto                Ontario               MSH 2V2
     (City)                 (State)             (Zip Code)

Telephone Number:      (416)            860-6130
                    (Area Code)         (Number)

Jurisdiction of Incorporation:  Canada


Date of Formation:

Taypayer Identification Number:    N/A


Number of Shareholders:

     (b) INDIVIDUAL WHO IS EXECUTING THIS QUESTIONNAIRE ON BEHALF OF THE CORPORATION.

Name:  Mark Valentine


Position or Title:   VP & Director



                                 EUROGAS, INC.
                           CORPORATION SIGNATURE PAGE

     Your signature on this Corporation Signature Page evidences the agreement by the Purchaser to be bound by the Questionnaire and the Subscription Agreement.

     1. The undersigned hereby represents that (a) the information contained in the Questionnaire is complete and accurate and (b) the Purchaser will notify EuroGas, Inc. immediately if any material change in any of the information occurs prior to the acceptance of the undersigned Purchaser's subscription and will promptly send EuroGas, Inc. written confirmation of such change.

     2. The undersigned officer of the Purchaser hereby certifies that he has read and understands this Subscription Agreement.

     3. The undersigned officer of the Purchaser hereby represents and warrants that he has been duly authorized by all requisite action on the part of the Corporation to acquire the Shares and sign this Subscription Agreement on behalf of Thomson Kernaghan and, further, that Mark Valentine has all requisite authority to purchase the Shares and enter into this Subscription Agreement.

          8,000                              May 29, 1998
Number of Shares subscribed for                   Date


                         THOMSON KERNAGHAN & CO., LTD.
                                           (Purchaser)

                         By  /s/ Mark Valentine
                           (Signature)

Name:  Mark Valentine                    Title:  VP & Director
       (Please Type or Print)                    (Please Type or Print)



     THE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. AS AMENDED (THE "ACT"), AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED UNLESS SUCH SECURITIES ARE INCLUDED IN AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS IS AVAILABLE.



                            COMPANY ACCEPTANCE PAGE

This Subscription Agreement accepted     and agreed to this      day of
May, 1998.


EUROGAS, INC.



By